UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): April 18, 2007
METROPCS COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	1-33409 (Commission File Number)	20-0836269 (I.R.S. Employer Identification No.)

8144 Walnut Hill Lane, Suite 800 Dallas, Texas (Address of Principal Executive Offices)	75231-4388 (Zip Code)
Registrant’s telephone number, including area code: 214-265-2550
(Former name or former address, if changed since last report): Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01 Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Underwriting Agreement
Press Release

Item 1.01	Entry into a Material Definitive Agreement.
     On April 18, 2007, MetroPCS Communications, Inc. (the “Company”), the selling stockholders named therein (the “Selling Stockholders”), and Bear, Stearns & Co. Inc., Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters (collectively, the “Underwriters”), entered into an Underwriting Agreement, dated April 18, 2007 (the “Underwriting Agreement”), relating to the sale of 50,000,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), in connection with the Company’s initial public offering of its Common Stock pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-139793) (the “Offering”).
     Pursuant to the terms of the Underwriting Agreement, the shares of Common Stock will be sold to the Underwriters at a purchase price of $21.919 (the Offering price to the public of $23.00 per share minus the Underwriters’ discount). Of the 50,000,000 shares, 37,500,000 are being sold by the Company and 12,500,000 are being sold by the Selling Stockholders. Additionally, the Selling Stockholders have granted to the Underwriters a 30-day option to purchase up to an additional 7,500,000 shares of Common Stock at the Offering price to cover over-allotments, if any. The Underwriting Agreement includes certain customary representations, warranties and covenants by the Company and the Selling Stockholders, and also provides that the Company and the Selling Stockholders will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments the Underwriters may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Form 8-K and is incorporated by reference herein.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Immediately following the pricing of the Company’s Common Stock in the Offering on April 18, 2007, the Company awarded options (“Options”) to purchase the Company’s Common Stock to the following named executive officers:

		Shares
		Underlying
Name	Title	Options
Roger D. Linquist	President and CEO	1,149,000
J. Braxton Carter	Senior Vice President and CFO	291,000
Robert A. Young	Executive VP, Market	237,000
	Operations - East
Mark A. Stachiw	Senior Vice President, General	207,000
	Counsel and Secretary
Malcolm M. Lorang	Senior Vice President and Chief	168,000
	Technology Officer
     Each of the Options has an exercise price of $23.00 per share (equal to the initial price per share to the public of the Company’s Common Stock in the Offering), expires ten years after the date of grant and vests and becomes exercisable over a period of four years as follows: twenty-five percent (25%) of the options vest on April 18, 2008 and the remainder vests upon the completion of each additional month of service in a series of thirty-six (36) successive equal monthly installments.

Item 7.01	Regulation FD Disclosure.
     On April 19, 2007, the Company issued a press release announcing the pricing of the Offering. The shares began trading on April 19, 2007 on The New York Stock Exchange under the symbol “PCS”. The Offering is expected to close on April 24, 2007, subject to customary closing conditions.
     The joint book-running managers for the Offering are Bear, Stearns & Co. Inc., Banc of America Securities LLC, Merrill Lynch, Pierce Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated. The co-managers for the Offering are UBS Securities LLC, Thomas Weisel Partners LLC, Wachovia Capital Markets, LLC and Raymond James & Associates, Inc.
     A copy of the Company’s press release is attached as Exhibit 99.1.

     The information contained in Item 7.01 of this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

EXHIBIT
NUMBER		DESCRIPTION
1.1	—	Underwriting Agreement, dated April 18, 2007, among MetroPCS Communications, Inc., the selling stockholders named on Schedule II thereto, and the underwriters named on Schedule I thereto.

99.1	—	Press release dated April 19, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.
Date: April 24, 2007	By:	/s/ J. Braxton Carter
J. Braxton Carter
Senior Vice President and CFO

EXHIBIT
NUMBER		DESCRIPTION
1.1	—	Underwriting Agreement, dated April 18, 2007, among MetroPCS Communications, Inc., the selling stockholders named on Schedule II thereto, and the underwriters named on Schedule I thereto.

99.1	—	Press release dated April 19, 2007.